UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018 (June 26, 2018)

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 26, 2018, the Board of Directors of AXIS Capital Holdings Limited (the “Company”), upon the recommendation of its Corporate Governance and Nominating Committee, appointed Ms. Barbara Yastine as a member of the Company’s Board effective July 1, 2018. Ms. Yastine joins the Board as a Class I director and will also serve on the Board’s Audit Committee effective September 1, 2018. Ms. Yastine will receive the respective pro-rata portions of the annual retainers for service on the Board and the Audit Committee based on the number of days remaining in the current director compensation year at July 1, 2018 and September 1, 2018, respectively. Ms. Yastine is not party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release issued on June 27, 2018 regarding Ms. Yastine’s appointment is filed as Exhibit 99 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of Document

99	Press release dated June 27, 2018

EXHIBIT INDEX

Exhibit
Number	Description of Document

99	Press release dated June 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2018

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel